Exhibit 10.2

EXECUTION

SUBORDINATE BONDS CUSTODY AGREEMENT

THIS SUBORDINATE BONDS CUSTODY AGREEMENT (this “Custody Agreement”), dated as of July 1, 2015, is among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (the “Custodian”), a national banking association, not in its individual capacity, but solely in its capacity as custodian for the Federal Home Loan Mortgage Corporation (“Freddie Mac”), AMERICA FIRST MULTIFAMILY INVESTORS, L.P. (the “Depositor”), a limited partnership organized and existing under the laws of the State of Delaware and ATAX TEBS III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Sponsor”).

The meaning of capitalized terms can be determined by reference to Section 1.2 of this Custody Agreement.

BASIS FOR THIS AGREEMENT

A. Pursuant to the Series Certificate Agreement dated as of July 1, 2015 (together with the Standard Terms of the Series Certificate Agreement attached thereto, the “Series Certificate Agreement”) between Freddie Mac in its corporate capacity and Freddie Mac in its capacity as Administrator, Freddie Mac has agreed with the Sponsor (a wholly owned subsidiary of the Depositor), to exchange certain certificates (collectively, the “Certificates”) for certain assets of the Sponsor acquired from the Depositor consisting of the tax-exempt bonds set forth on Schedule 1 of the Series Certificate Agreement (the “Bonds”) and to provide credit enhancement with respect to the related Bonds and the Certificates and to provide liquidity support for Class A Certificates (as such term is defined in the Series Certificate Agreement) all as more fully set forth therein.

B. The Sponsor’s reimbursement obligations to Freddie Mac with respect to the Certificates are set forth in the Bond Exchange, Reimbursement, Pledge and Security Agreement dated as of July 1, 2015 (the “Reimbursement Agreement”) between the Sponsor and Freddie Mac.

C. As a condition to Freddie Mac’s delivery of the Certificates to the Sponsor and its providing of credit enhancement and liquidity support with respect thereto, the Depositor is required to deliver this Custody Agreement whereby the Depositor is delivering on or prior to July 10, 2015 (the “Deposit Date”) the full outstanding amount of the related subordinate bonds and taxable loan set forth on Exhibit A hereto (the “Immobilized Bonds”) to the Custodian for the benefit of Freddie Mac to be held as provided hereunder.

D. While the Immobilized Bonds deposited with the Custodian hereunder are not pledged to Freddie Mac as security for the Sponsor’s obligations to Freddie Mac under the Reimbursement Agreement, the Depositor has agreed that such Immobilized Bonds shall be immobilized in the custody of the Custodian for Freddie Mac’s benefit during the term of the Reimbursement Agreement.

E. The Custodian has agreed to act as Custodian upon the terms and subject to the conditions set forth in this Custody Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Custody Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Depositor and the Custodian, the Depositor and the Custodian agree as follows:

1. Incorporation of Recitals; Definitions; Interpretation; Reference Materials.

1.1. Incorporation of Recitals. The recitals set forth in “Basis for this Agreement” are, by this reference, incorporated into and deemed a part of this Custody Agreement.

1.2. Definitions. Initially capitalized terms used in this Custody Agreement shall have the meanings given to those terms in this Custody Agreement. Initially capitalized terms used in this Custody Agreement and not defined in this Custody Agreement shall have the meanings given to those terms in the Reimbursement Agreement.

The following terms shall have the respective meanings set forth below for all purposes of this Agreement.

“Bond Documents” means with respect to a series of Immobilized Bonds or a series of Senior Bonds, the trust indenture, trust agreement, ordinance, resolution and any other agreements or instruments pursuant to which such Immobilized Bonds or Senior Bonds may be issued or secured (including any loan agreement, note, mortgage, or deed of trust delivered to the applicable Bond Trustee) or governing the operation of the multifamily project financed thereby or any other documents, instruments and agreements pertaining to a series of Immobilized Bonds or Senior Bonds, including but not limited to any subordination agreements, as the same may be amended or supplemented from time to time.

“Bond Trustee” means with respect to a series of Immobilized Bonds or a series of Senior Bonds, the financial institution designated as trustee pursuant to the applicable Bond Documents. The term “Bond Trustee” shall also be deemed to refer to, with respect to a series of Immobilized Bonds or a series of Senior Bonds, any separate paying agent therefor.

“Bonds” shall have the meaning set forth in “Basis for this Agreement”.

“Event of Default” means with respect to a series of Immobilized Bonds or a series of Senior Bonds, any event defined as an “Event of Default” under any related Bond Document (provided any cure period specified as being applicable to such event has expired).

“Senior Bonds” means a series of Bonds which were issued pursuant to the same Bond Documents as a series of Immobilized Bonds and have not been delivered into custody hereunder.

“Servicer” means the eligible servicing institution designated by Freddie Mac from time to time (which may be Freddie Mac) or its successor, as servicer of the Bond Mortgage Loan. Initially, NorthMarq Capital, LLC shall serve as the Servicer.

1.3. Interpretation. Words importing any gender include all genders. The singular form of any word used in this Custody Agreement shall include the plural, and vice versa, unless the context otherwise requires. Words importing persons include natural persons, associations, partnerships and corporations.

1.4. Reference Materials. Sections mentioned by number only are the respective sections of this Custody Agreement so numbered. Reference to “this section” or “this subsection” shall refer to the particular section or subsection in which such reference appears. Any captions, titles or headings preceding the text of any section and any table of contents or index attached to this Custody Agreement are solely for convenience of reference and shall not constitute part of this Custody Agreement or affect its meaning, construction or effect.

2. Custody of the Bonds. Upon the execution and delivery of this Custody Agreement by the parties hereto, the Depositor shall irrevocably deliver to and deposit with the Custodian the Immobilized Bonds free and clear of all claims, liens and security interests and encumbrances, and the Custodian shall accept delivery of the Immobilized Bonds. The Custodian hereby acknowledges its receipt of the Immobilized Bonds and copies of the executed instruments of transfer with respect thereto. If not initially delivered registered in the name of the Custodian, the Custodian shall use best efforts to arrange with each applicable Bond Trustee for the Immobilized Bonds to be registered in the name of the Custodian or its nominee, and the Depositor shall assist, cooperate and take any action needed to accomplish the registration of the Immobilized Bonds in the name of the Custodian or its nominee. The Custodian shall establish a segregated account, separate and apart from all other accounts of the Custodian, designated the “Immobilized Bonds Account” into which the Custodian shall deposit the Immobilized Bonds and any payments received with respect thereto.

3. Bond Payments. Payments received by the Custodian with respect to a series of Immobilized Bonds shall be promptly paid over to the Depositor except as set forth herein. If the Custodian either obtains actual knowledge that a payment received with respect to the Immobilized Bonds has not been made in accordance with the applicable Bond Documents or the Custodian receives written notice from Freddie Mac or the Servicer that such payment has not been made in accordance with the applicable Bond Documents, such payment shall not be paid over to the Depositor, but instead shall be returned to the applicable Bond Trustee to be disbursed in accordance with the applicable Bond Documents. If the Custodian either obtains actual knowledge of an Event of Default or the Custodian receives written notice from Freddie Mac or the Servicer of an Event of Default, any payments wrongfully received by the Custodian with respect to the related series of Immobilized Bonds shall not be paid over to the Depositor, but instead shall be held by the Custodian in escrow hereunder and shall, subject to Section 5.2(vi) below, be invested at the written direction of the Depositor pending the resolution of the Event of Default. If such Event of Default is cured or waived, the Custodian shall release the applicable funds to the Depositor at the written direction of Freddie Mac. If such Event of Default is not cured or waived and an acceleration occurs with respect to the related series of Senior Bonds, at the written direction of Freddie Mac, the Custodian shall release such funds to Freddie Mac in payment for any obligations due to Freddie Mac with respect to such Senior Bonds.

4. Subordination; No Exercise of Rights or Remedies.

4.1. The Custodian and the Depositor hereby acknowledge that all rights to payments with respect to a series of Immobilized Bonds shall be subordinate to all amounts due with respect to the applicable series of Senior Bonds as set forth in the applicable Bond Documents and hereunder, both prior to and after the respective maturity dates of the Immobilized Bonds. During the term hereof, the Depositor’s only rights with respect to the Immobilized Bonds shall be to receive payments thereon as provided herein.

4.2. Without the prior written consent of Freddie Mac in each instance, neither the Custodian nor the Depositor shall (i) amend, modify, waive, extend, renew or replace any provision of any of the Bond Documents, (ii) pledge, assign, transfer, convey, or sell any interest in the Immobilized Bonds or any of the Bond Documents; (iii) accept any payment on account of the Immobilized Bonds unless it is in compliance with the terms of the Bond Documents and the terms hereof; (iv) take any action which has the effect of increasing the amount of the Immobilized Bonds; or (v) exercise (or direct the exercise of) any right of consent, voting right or proxy or any other right or action under the Bond Documents or otherwise with respect to the Immobilized Bonds, including, but not limited to any remedial rights or action.

4.3. The Custodian and the Depositor acknowledge that Freddie Mac may grant or refuse consent to any remedial rights or actions with respect to the Immobilized Bonds in Freddie Mac’s sole and absolute discretion. The exercise of any remedial rights or actions with respect to the Immobilized Bonds will be subject to the terms hereof. The Custodian and the Depositor acknowledge that the provisions of this Section 4 are fair and reasonable under the circumstances, that the Depositor has received a substantial benefit from Freddie Mac having granted its consent to keep the Immobilized Bonds outstanding, and that Freddie Mac would not have granted such consent without the inclusion of these provisions in this Custody Agreement.

4.4. Freddie Mac may pursue all rights and remedies available to it under the Bond Documents, at law, or in equity. No action or failure to act on the part of Freddie Mac in the event of any Event of Default shall constitute a waiver on the part of Freddie Mac of any provision of the Bond Documents or this Custody Agreement.

4.5. The Depositor shall have the right to have a series of Immobilized Bonds released on any Business Day from under this Custody Agreement in the event either (i) the related series of Senior Bonds are released from the applicable Series Pool pursuant to a Release Event funded by the Sponsor or (ii) the full amount outstanding of the related series of Senior Bonds have been redeemed and Freddie Mac has been fully reimbursed with respect to any Advance made in connection with such redemption. In connection with any release of Immobilized Bonds pursuant to this Section 4.5, the Depositor shall provide written notice to the Custodian setting forth the circumstances allowing such release and the date on which such release is to occur, along with a signed acknowledgement from Freddie Mac that the conditions to release have occurred.

4.6. Notwithstanding anything herein to the contrary, the Depositor shall have the right to direct the Custodian in writing to surrender a series of Immobilized Bonds to the applicable Bond Trustee for cancellation in accordance with the applicable Bond Documents pursuant to a written direction to the Custodian (along with a copy of such direction to Freddie Mac). Upon cancellation, the Custodian shall promptly provide written notice of such cancellation to the Depositor and Freddie Mac.

5. Custody Provisions.

5.1. Custody Arrangement. The Custodian shall hold the Immobilized Bonds (including all payments derived therefrom) delivered to it pursuant to this Custody Agreement in custody only, identified separate and apart from the general assets of the Custodian. The Custodian shall not have the authority to assign, transfer, pledge, set-off or otherwise dispose of any of the Immobilized Bonds, or of any interests therein, except as provided hereunder or as required by law.

5.2. Appointment and Powers of the Custodian.

(i) The Depositor acknowledges the appointment of the Custodian as custodian for Freddie Mac under this Custody Agreement, and authorizes the Custodian to take such action and to exercise such rights, remedies, powers and privileges under this Custody Agreement as are specifically authorized to be exercised by the Custodian by the terms of this Custody Agreement. The Custodian may execute any of its duties as custodian under this Custody Agreement by or through agents or employees and shall be entitled to consult with and retain experts (including counsel) and to act in reliance upon the advice of such experts (including legal opinions) concerning all matters pertaining to the agencies created by this Custody Agreement and its duties under this Custody Agreement, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel selected by it. The Custodian agrees to perform only those duties specifically set forth in this Custody Agreement and no implied duties or obligations shall be read into this Custody Agreement.

(ii) The Custodian shall have no duty to exercise any discretionary right, remedy, power or privilege granted to it by this Custody Agreement, or to take any affirmative action under this Custody Agreement, unless directed to do so by Freddie Mac in writing, and shall not, without the prior written approval of Freddie Mac, consent to any departure by the Depositor from the terms of this Custody Agreement, waive any uncured default on the part of the Depositor under this Custody Agreement or amend, modify, supplement or terminate, or agree to any surrender of, this Custody Agreement or the Immobilized Bonds; provided, that the Custodian shall not be required to take any action which exposes the Custodian to personal liability, financial or otherwise, or which is contrary to this Custody Agreement, or any other agreement or instrument relating to the Immobilized Bonds or applicable law.

(iii) Neither the Custodian nor any of its directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them under this Custody Agreement, or in connection with this Custody Agreement, except for its or their own gross negligence or willful misconduct; nor shall the Custodian be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Depositor of this Custody Agreement or any other document furnished pursuant to this Custody Agreement or in connection with this Custody Agreement, or of the Immobilized Bonds (or any part thereof), or for the perfection or priority of any security interest purported to be granted under this Custody Agreement.

(iv) The Custodian shall be entitled to conclusively rely on any communication, instrument, paper or other document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons.

(v) None of the provisions contained in this Custody Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Custody Agreement except for any liability of the Custodian arising from its own gross negligence or willful misconduct.

(vi) The Custodian may conclusively rely upon the Depositor’s written instructions as to both the suitability and legality of all directed investments. The Custodian may make any and all investments through its own investment department or that of its affiliates or subsidiaries, and may charge its ordinary and customary fees for such trades. In the absence of written investment instructions from the Depositor, the Custodian shall not be responsible or liable for keeping the moneys held by it hereunder fully invested. The Custodian shall not be liable for any loss from any directed investments. Each of the parties hereto (other than the Custodian) agree that broker confirmations of permitted investments are not required to be issued by the Custodian for each month in which a monthly statement is rendered by the Custodian.

5.3. Successor Custodian.

(i) The Custodian acting under this Custody Agreement at any time may resign by an instrument in writing addressed and delivered to the Depositor and Freddie Mac, and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of Freddie Mac.

(ii) Freddie Mac shall have the right to appoint a successor to the Custodian upon any such resignation or removal by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without formality other than appointment and designation in writing. Upon the making and acceptance of such appointment, the execution and delivery by such successor Custodian of a ratifying instrument pursuant to which such successor Custodian agrees to assume the duties and obligations imposed on the Custodian by the terms of this Custody Agreement, and the delivery to such successor Custodian of the Immobilized Bonds and documents and instruments then held by the retiring Custodian, such successor Custodian shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations by this Custody Agreement granted to or conferred or imposed upon the Custodian named in this Custody Agreement, and on such appointment and designation shall not exhaust the right to appoint and designate further successor Custodians under this Custody Agreement. No Custodian shall be discharged from its duties or obligations under this Custody

Agreement until the Immobilized Bonds and documents and instruments then held by such Custodian shall have been transferred or delivered to the successor Custodian with notice to the Depositor and until such retiring Custodian shall have executed and delivered to the successor Custodian appropriate instruments assigning the retiring Custodian’s security or other interest in the Immobilized Bonds to the successor Custodian. The retiring Custodian shall not be required to make any representation or warranty in connection with any such transfer or assignment, except only that it has not created any liens on the Immobilized Bonds other than liens granted pursuant to this Custody Agreement.

(iii) If no successor Custodian shall be appointed, as provided above, or, if appointed, shall not have accepted its appointment, within thirty (30) days after resignation or removal of the retiring Custodian, then the Custodian may appoint a successor Custodian satisfying the terms herof. Each such successor Custodian shall provide the Depositor and Freddie Mac with its address, to be used for purposes of giving notice hereunder. Notwithstanding the resignation or removal of any Custodian under this Custody Agreement, the provisions of this Custody Agreement shall continue to inure to the benefit of such Custodian in respect of any action taken or omitted to be taken by such Custodian in its capacity as such while it was Custodian under this Custody Agreement.

5.4. Qualifications of Custodian. Any Custodian at any time acting under this Custody Agreement must at all times be a bank with trust powers or a trust company organized under the laws of the United States of America or any State of the United States, having a combined capital stock, surplus and undivided profits aggregating at least $50,000,000 (or be the wholly-owned subsidiary of a corporation or other entity meeting such requirement) or have at least $500,000,000 in assets under trust management.

5.5. Fees, Expenses, Indemnification. Depositor shall pay to the Custodian such reasonable fee for its services as shall be agreed upon by the Custodian. Depositor agrees to reimburse the Custodian, on demand, for all reasonable out-of pocket costs and expenses incurred by the Custodian in connection with the administration and enforcement of this Custody Agreement (including, without limitation, reasonable attorney’s fees, costs and expenses) and agrees to indemnify and hold harmless the Custodian and its officers, directors, agents, employees, subsidiaries and affiliates from and against any and all losses, costs, claims, damages, penalties, causes of action, suits, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by the Custodian under this Custody Agreement or in connection with this Custody Agreement, unless such liability shall be due to willful misconduct or gross negligence on the part of the Custodian or its agents or employees. The Custodian shall not be liable for any action undertaken by it pursuant to this Custody Agreement unless due to the gross negligence or willful misconduct of the Custodian. The obligations of the Depositor under this Section 5.5 shall survive the termination of this Custody Agreement, the resignation of the Custodian, and the discharge of the other obligations of the Depositor under this Custody Agreement.

6. Miscellaneous Provisions.

6.1. Termination. This Custody Agreement shall remain in effect until the termination of the Reimbursement Agreement at which time Custodian shall, at the written direction of Freddie Mac, release the Immobilized Bonds to the Depositor and execute any instruments of transfer necessary to evidence such release.

6.2. Successors and Assigns. This Custody Agreement shall inure to the benefit of, and be enforceable by the parties hereto, and Freddie Mac and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other Person any legal or equitable rights under this Custody Agreement. Neither this Custody Agreement nor any of the rights, interests or obligations under this Custody Agreement shall be assigned by either party to this Custody Agreement without the prior consent of the other party to this Custody Agreement and Freddie Mac.

6.3. Notices. All notices, requests, demands and other communications to the Custodian that required or permitted under this Custody Agreement shall be deemed to have been duly given if delivered or mailed, first class, postage prepaid, or sent by registered overnight delivery service, charges prepaid, to the following principal office of the Custodian:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, FL 32256

Attention: Michael J. Alfano

Telephone: (904) 645-1925

Facsimile: (904) 645-1998

Any notices received by the Custodian with respect to the Immobilized Bonds shall be promptly copied and forwarded to both the Depositor and Freddie Mac at the following addresses:

If to Depositor:

America First Multifamily Investors, L.P.

1004 Farnam Street, Suite 400

Omaha, NE 68102

Attention: Chad L. Daffer

Facsimile: (402) 930-3047

Telephone: (402) 930-3085

If to Sponsor:

ATAX TEBS III, LLC

1004 Farnam Street, Suite 400

Omaha, NE 68102

Attention: Chad L. Daffer

Facsimile: (402) 930-3047

Telephone: (402) 930-3085

If to Freddie Mac:

Federal Home Loan Mortgage Corporation

8100 Jones Branch Drive

Mail Stop B4Q

McLean, Virginia 22102

Attention: Director of Multifamily Management and Information Control

Telephone: (703) 903-2000

Facsimile: (703)714-3273

With a copy to:

Federal Home Loan Mortgage Corporation

8200 Jones Branch Drive

McLean, Virginia 22102

Attention: Associate General Counsel, Multifamily Legal Department

Telephone:. (703) 903-2000

Facsimile: (703) 903-2885

With a copy to:

Federal Home Loan Mortgage Corporation

8100 Jones Branch Drive

Mail Stop B2E

McLean, Virginia 22102

Attention: Director of Multifamily Loan Servicing

Telephone: (703) 903-2000

Facsimile: (703) 714-3273

6.4. Governing Law. This Custody Agreement will be construed, and the rights and obligations of Freddie Mac, the Sponsor and the Custodian hereunder will be determined in accordance with federal statutory or common law (“Federal law”). Insofar as there may be no applicable rule or precedent under Federal law, and insofar as to do so would not frustrate the purposes of any provision of the Freddie Mac Act, the local law of the State of New York will be deemed reflective of Federal law. The parties agree that any legal actions between Freddie Mac, the Sponsor or the Custodian hereunder will be originated in the United States District Court in and for the Eastern District of Virginia, and the parties hereby consent to the jurisdiction and venue of said Court in connection with any action or proceeding initiated concerning this Custody Agreement.

6.5. Amendments. No amendment, modification, supplement or waiver in respect of this Custody Agreement will be effective unless in writing and signed by the parties hereto and consented to in writing by Freddie Mac.

6.6. Third Party Beneficiary. The Custodian and the Depositor hereby acknowledge and agree that Freddie Mac is a third party beneficiary of this Custody Agreement as if Freddie Mac was a party to this Custody Agreement for purposes of enforcing any of its rights hereunder.

6.7. Invalidity. The invalidity or enforceability of any provision of this Custody Agreement shall not affect the validity of any other provision and all other provisions shall remain in full force and effect.

6.8. Severability. If any term or other provision of this Custody Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Custody Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Custody Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

6.9. Multiple Counterparts. This Custody Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

6.10. Effectiveness. This Custody Agreement shall be effective upon full execution by the parties hereto.

[Signatures Commence on Following Page]

The Depositor, the Custodian and the Sponsor have caused this Custody Agreement to be signed by their respective officers duly authorized.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Custodian

By:	/s/ Michael J. Alfano
Michael J. Alfano
Associate

[CUSTODIAN SIGNATURE PAGE TO SUBORDINATE BONDS CUSTODY AGREEMENT – ATAX TEBS III]

AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

	By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company, its general partner

		By:	/s/ Craig S. Allen
Craig S. Allen
Chief Financial Officer

[DEPOSITOR SIGNATURE PAGE TO SUBORDINATE BONDS CUSTODY AGREEMENT - ATAX TEBS III]

ATAX TEBS III, LLC, a Delaware limited liability company

By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership

	By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its general partner

		By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company, its general partner

			By:	/s/ Craig S. Allen
Craig S. Allen
Chief Financial Officer

[SPONSOR SIGNATURE PAGE TO SUBORDINATE BONDS CUSTODY AGREEMENT - ATAX TEBS III]

EXHIBIT A

IMMOBILIZED BONDS

1.	Glenview Apartments

California Statewide Communities Development Authority

Subordinate Multifamily Housing Revenue Bonds

(Glenview Apartments Project)

2014 Series S-2

2.	Heritage Square Apartments

Public Finance Authority

Multifamily Housing Revenue Bonds

(Heritage Square Apartments Project)

Subordinate Series 2014B

3.	Montclair Apartments

California Statewide Communities Development Authority

Subordinate Multifamily Housing Revenue Bonds

(Montclair Apartments Project)

2014 Series T-2

4.	Perrin Square Apartments

Public Finance Authority

Multifamily Housing Revenue Bonds

(Perrin Square Apartments Project)

Subordinate Series 2015B

5.	Santa Fe Apartments

California Statewide Communities Development Authority

Subordinate Multifamily Housing Revenue Bonds

(Santa Fe Apartments Project)

2014 Series R-2

6.	Silver Moon Lodge Apartments

Bernalillo County, New Mexico

Multifamily Housing Revenue Bonds

(Silver Moon Lodge Project)

Subordinate Taxable Series 2013B

Bridge Note dated June 28, 2013, by Silver Moon Lodge LLLP to U.S. Bank National Association, as assigned to Depositor pursuant to the Assignment and Assumption of Bonds, Lease Documents and Bank Loan Documents dated June 26, 2015 between U.S. Bank National Association and Depositor.

A-1

7.	Vantage at Harlingen Apartments

The Harlingen Housing Finance Corporation

Multifamily Housing Revenue Bonds

(Vantage at Harlingen Apartments Project)

Taxable Subordinate Series 2013D

8.	Vantage at Judson Apartments

Bexar County Housing Finance Corporation

Multifamily Housing Revenue Bonds

(Vantage at Judson Apartments Project)

Taxable Subordinate Series 2012D

A-2